UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	March 9, 2011

Herbalife Ltd.
__________________________________________
(Exact name of registrant as specified in its charter)

Cayman Islands	1-32381	98-0377871
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

P.O. Box 309GT, Ugland House, South Church Street, Grand Cayman, Cayman Islands		KY1-1106
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	c/o (213) 745-0500

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On March 9, 2011 (the "Closing Date"), Herbalife Ltd., a Cayman Islands exempted limited liability company ("Herbalife"), Herbalife International, Inc., an indirect wholly-owned subsidiary of Herbalife ("Herbalife International"), Herbalife International Luxembourg S.A.R.L., an indirect wholly-owned subsidiary of Herbalife ("HIL" and, collectively with Herbalife and Herbalife International, the "Borrowers"), and certain other direct and indirect wholly-owned subsidiaries of Herbalife, as guarantors (collectively, the "Guarantors"), entered into a $700.0 million senior secured revolving credit facility (the "New Credit Facility") with a syndicate of financial institutions as lenders (the "Lenders"), Merrill Lynch, Pierce, Fenner & Smith Inc. and J.P. Morgan Securities LLC acting as joint lead arrangers and joint book-runners, and Bank of America, N.A. as administrative agent. The New Credit Facility replaces Herbalife International’s existing $300.0 million senior secured credit facility (as amended, the "Prior Credit Facility"), originally entered into on July 21, 2006, with a syndicate of financial institutions as lenders and Merrill Lynch, Pierce, Fenner & Smith Inc., J.P. Morgan Securities Inc. and Morgan Stanley Senior Funding, Inc. acting as joint lead arrangers and joint book-runners, and Merrill Lynch Capital Corporation serving as administrative agent and collateral agent. All commitments under the Prior Credit Facility were terminated effective the Closing Date. All obligations of the Borrowers under the New Credit Facility are unconditionally guaranteed by the Guarantors and secured by substantially all of the assets of the U.S. subsidiaries of Herbalife. The New Credit Facility has a 5 year maturity and permits the Borrowers to borrow in U.S. dollars and, subject to certain limitations, in Euros and Mexican pesos. Depending on Herbalife’s consolidated leverage ratio, borrowings under the New Credit Facility will bear interest at either the eurocurrency rate plus a margin of between 1.50% and 2.50% or the base rate plus a margin of between 0.50% and 1.50%, and will initially bear interest at the base rate plus a margin of 0.75% or the eurocurrency rate plus a margin of 1.75%. Herbalife will pay a commitment fee of between 0.25% and 0.50% per annum depending on the level of New Credit Facility usage and Herbalife’s consolidated leverage ratio. Amounts outstanding under the New Credit Facility may be prepaid at the option of Herbalife without premium or penalty, subject to customary breakage fees in connection with the prepayment of a eurocurrency loan. Herbalife used $200.7 million in borrowings under the New Credit Facility to pay closing costs and repay all amounts outstanding under the Prior Credit Facility.

The New Credit Facility contains affirmative, negative and financial covenants customary for financings of this type, including, among other things, limitations or prohibitions on declaring and paying dividends and other distributions, redeeming and repurchasing certain other indebtedness, loans and investments, additional indebtedness, liens, mergers, asset sales and transactions with affiliates. In addition, the New Credit Facility contains customary events of default.

Item 1.02 Termination of a Material Definitive Agreement.

The disclosure required by this item is included in Item 1.01 and is incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure required by this item is included in Item 1.01 and is incorporated herein by reference.

Item 8.01 Other Events.

On March 9, 2011, Herbalife issued a press release announcing the transactions described herein, a copy of which is attached hereto as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

99.1 Press release issued by Herbalife Ltd. on March 9, 2011.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Herbalife Ltd.

March 9, 2011	By:	Brett R. Chapman

Name: Brett R. Chapman
Title: General Counsel

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Exhibit Index

Exhibit No.	Description

99.1	Press release issued by Herbalife Ltd. on March 9, 2011